UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2008

ONELIFE HEALTH PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52750

(Commission File Number)

98-0495144

(IRS Employer Identification No.)

800 – 5th Avenue, Suite 4100, Seattle, Washington 98104

(Address of principal executive offices and Zip Code)

206-224-7975

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 3, 2008, Dan McFarland resigned as a director, President, Chief Executive Officer and Chairman of the Board of our company and Rakesh Chehil resigned as a director, Secretary, Treasurer and Chief Financial Officer of our company.

Effective January 3, 2008, John Hiner was appointed as a director, President, Secretary and Treasurer of our company.

Mr. Hiner has been involved in the mining industry for over 30 years. From April 2003 to present, Mr. Hiner has been a director, President, Chief Executive Officer of Geocom Resources Inc. From 2000 to 2003, Mr. Hiner operated JEHCORP Inc., a consulting firm to the mining industry. Prior to this, Mr. Hiner was the Vice-President of Champion Resources Inc. Mr. Hiner is also a director of Villanova Capital Corp., a TSX Venture Exchange capital pool company.

Mr. Hiner holds a B.Sc. in geology from San Diego State University, granted in 1972, and a M.S. in geology from the Mackay School of Mines, University of Nevada-Reno, granted in 1978.

Our board of directors now consists solely of John Hiner.

There are no family relationships between any of our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONELIFE HEALTH PRODUCTS INC.

/s/ John Hiner

John Hiner

President

Date: January 8, 2008

CW1588418.3